Collaborative Investment Series Trust 485BPOS

Exhibit 99.(e)(x)

FIFTH AMENDMENT TO ETF
DISTRIBUTION AGREEMENT

This fifth amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of April 30, 2019 by and between Collaborative Investment Series Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of August 3, 2021 (the “Effective Date”).

WHEREAS, the Trust and Foreside (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of four Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto reflecting the addition of four Funds:
●	Adaptive Core ETF
●	Mindful Conservative ETF
●	Mohr Growth ETF
●	Goose Hollow Tactical Allocation ETF

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

COLLABORATIVE INVESTMENT SERIES TRUST		FORESIDE FUND SERVICES, LLC

By:		By:
	Gregory Skidmore, President		Mark A. Fairbanks, Vice President

EXHIBIT A

Funds

Tactical Income ETF
Trend Aggregation US ETF
Trend Aggregation ESG ETF

Trend Aggregation Managed Futures Strategy ETF
Trend Aggregation Dividend Stock ETF

Trend Aggregation Aggressive Growth ETF
Trend Aggregation Conservative ETF
Rareview Dynamic Fixed Income ETF
Rareview Tax Advantaged Income ETF
The SPAC and NEW Issue ETF

FOMO ETF

Fat Tail Risk ETF
The De-SPAC ETF

The Short De-SPAC ETF
Adaptive Core ETF
Mindful Conservative ETF
Mohr Growth ETF

Goose Hollow Tactical Allocation ETF